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Exhibit 10.29

4164288	*LOAN7000*

MASTER SECURITY AGREEMENT
dated as of August 1, 2005 ("Agreement")

        THIS AGREEMENT is between General Electric Capital Corporation (together with its successors and assigns, if any, "Secured Party") and Amphastar Pharmaceuticals, Inc. ("Debtor"). Secured Party has an office at 83 Wooster Heights Road, Danbury, CT 06810. Debtor is a corporation organized and existing under the laws of the state of DE ("the State"). Debtor's mailing address and chief place of business is 11570 Sixth Street, Rancho Cucamonga, CA 91730.

1.     CREATION OF SECURITY INTEREST.

        Debtor grants to Secured Party, its successors and assigns, a security interest in and against all property listed on any collateral schedule now or in the future annexed to or made a part of this Agreement ("Collateral Schedule"), and in and against all additions, attachments, accessories and accessions to such property, all substitutions, replacements or exchanges therefor, and all insurance and/or other proceeds thereof (all such property is individually and collectively called the "Collateral"). This security interest is given to secure the payment and performance of all debts, obligations and liabilities of any kind whatsoever of Debtor to Secured Party, now existing or arising in the future, including but not limited to the payment and performance of certain Promissory Notes from time to time identified on any Collateral Schedule (collectively "Notes" and each a "Note"), and any renewals, extensions and modifications of such debts, obligations and liabilities (such Notes, debts, obligations and liabilities are called the "Indebtedness").

2.     REPRESENTATIONS, WARRANTIES AND COVENANTS OF DEBTOR.

        Debtor represents, warrants and covenants as of the date of this Agreement and as of the date of each Collateral Schedule that:

        (a)   Debtor's exact legal name is as set forth in the preamble of this Agreement and Debtor is, and will remain, duly organized, existing and in good standing under the laws of the State set forth in the preamble of this Agreement, has its chief executive offices at the location specified in the preamble, and is, and will remain, duly qualified and licensed in every jurisdiction wherever necessary to carry on its business and operations;

        (b)   Debtor has adequate power and capacity to enter into, and to perform its obligations under this Agreement, each Note and any other documents evidencing, or given in connection with, any of the Indebtedness (all of the foregoing are called the "Debt Documents");

        (c)   This Agreement and the other Debt Documents have been duly authorized, executed and delivered by Debtor and constitute legal, valid and binding agreements enforceable in accordance with their terms, except to the extent that the enforcement of remedies may be limited under applicable bankruptcy and insolvency laws;

        (d)   No approval, consent or withholding of objections is required from any governmental authority or instrumentality with respect to the entry into, or performance by Debtor of any of the Debt Documents, except any already obtained;

        (e)   The entry into, and performance by, Debtor of the Debt Documents will not (i) violate any of the organizational documents of Debtor or any judgment, order, law or regulation applicable to Debtor, or (ii) result in any breach of or constitute a default under any contract to which Debtor is a party, or result in the creation of any lien, claim or encumbrance on any of Debtor's property (except for liens in favor of Secured Party) pursuant to any indenture, mortgage, deed of trust, bank loan, credit agreement, or other agreement or instrument to which Debtor is a party;

        (f)    There are no suits or proceedings pending in court or before any commission, board or other administrative agency against or affecting Debtor which could, in the aggregate, have a material adverse effect on Debtor, its business or operations, or its ability to perform its obligations under the Debt Documents, nor does Debtor have reason to believe that any such suits or proceedings are threatened;

        (g)   All financial statements delivered to Secured Party in connection with the Indebtedness have been prepared in accordance with generally accepted accounting principles, and since the date of the most recent financial statement, there has been no material adverse change in Debtors financial condition;

        (h)   The Collateral is not, and will not be, used by Debtor for personal, family or household purposes;

        (i)    The Collateral is, and will remain, in good condition and repair and Debtor will not be negligent in its care and use;

        (j)    Debtor is, and will remain, the sole and lawful owner, and in possession of, the Collateral, and has the sole right and lawful authority to grant the security interest described in this Agreement;

        (k)   The Collateral is, and will remain, free and clear of all liens, claims and encumbrances of any kind whatsoever, except for (i) liens in favor of Secured Party, (ii) liens for taxes not yet due or for taxes being contested in good faith and which do not involve, in the judgment of Secured Party, any risk of the sale, forfeiture or loss of any of the Collateral, and (iii) inchoate materialmen's, mechanic's, repairmen's and similar liens arising by operation of law in the normal course of business for amounts which are not delinquent (all of such liens are called "Permitted Liens");

        (l)    Debtor is and will remain in full compliance with all laws and regulations applicable to it including, without limitation, (i) ensuring that no person who owns a controlling interest in or otherwise controls Debtor is or shall be (Y) listed on the Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control ("OFAC"), Department of the Treasury, and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation or (Z) a person designated under Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar Executive Orders, and (ii) compliance with all applicable Bank Secrecy Act ("BSA") laws, regulations and government guidance on BSA compliance and on the prevention and detection of money laundering violations; and

3.     COLLATERAL.

        (a)   Until the declaration of any default, Debtor shall remain in possession of the Collateral; except that Secured Party shall have the right to possess (i) any chattel paper or instrument that constitutes a part of the Collateral, and (ii) any other Collateral in which Secured Party's security interest may be perfected only by possession. Secured Party may inspect any of the Collateral during normal business hours after giving Debtor reasonable prior notice. If Secured Party asks, Debtor will promptly notify Secured Party in writing of the location of any Collateral.

        (b)   Debtor shall (i) use the Collateral only in its trade or business, (ii) maintain all of the Collateral in good operating order and repair, normal wear and tear excepted, (iii) use and maintain the Collateral only in compliance with manufacturers recommendations and all applicable laws, and (iv) keep all of the Collateral free and clear of all liens, claims and encumbrances (except for Permitted Liens).

        (c)   Secured Party does not authorize and Debtor agrees it shall not (i) part with possession of any of the Collateral (except to Secured Party or for maintenance and repair), (ii) remove any of the Collateral from the continental United States, or (iii) sell, rent, lease, mortgage, license, grant a security interest in or otherwise transfer or encumber (except for Permitted Liens) any of the Collateral.

        (d)   Debtor shall pay promptly when due all taxes, license fees, assessments and public and private charges levied or assessed on any of the Collateral, on its use, or on this Agreement or any of the other Debt Documents. At its option, Secured Party may discharge taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral and may pay for the maintenance, insurance and preservation of the Collateral and effect compliance with the terms of this Agreement or any of the other Debt Documents. Debtor agrees to reimburse Secured Party, on demand, all costs and expenses incurred by Secured Party in connection with such payment or performance and agrees that such reimbursement obligation shall constitute Indebtedness.

        (e)   Debtor shall, at all times, keep accurate and complete records of the Collateral, and Secured Party shall have the right to inspect and make copies of all of Debtor's books and records relating to the Collateral during normal business hours, after giving Debtor reasonable prior notice.

        (f)    Debtor agrees and acknowledges that any third person who may at any time possess all or any portion of the Collateral shall be deemed to hold, and shall hold, the Collateral as the agent of, and as pledge holder for, Secured Party. Secured Party may at any time give notice to any third person described in the preceding sentence that such third person is holding the Collateral as the agent of, and as pledge holder for, the Secured Party.

4.     INSURANCE.

        (a)   Debtor shall at all times bear the entire risk of any loss, theft, damage to, or destruction of, any of the Collateral from any cause whatsoever.

        (b)   Debtor agrees to keep the Collateral insured against loss or damage by fire and extended coverage perils, theft, burglary, and for any or all Collateral which are vehicles, for risk of loss by collision, and if requested by Secured Party, against such other risks as Secured Party may reasonably require. The insurance coverage shall be in an amount no less than the full replacement value of the Collateral, and deductible amounts, insurers and policies shall be acceptable to Secured Party. Debtor shall deliver to Secured Party policies or certificates of insurance evidencing such coverage. Each policy shall name Secured Party as a loss payee, shall provide for coverage to Secured Party regardless of the breach by Debtor of any warranty or representation made therein, shall not be subject to coinsurance, and shall provide that coverage may not be canceled or altered by the insurer except upon thirty (30) days prior written notice to Secured Party. Debtor appoints Secured Party as its attorney-in-fact to make proof of loss, claim for insurance and adjustments with insurers, and to receive payment of and execute or endorse all documents, checks or drafts in connection with insurance payments. Secured Party shall not act as Debtor's attorney-in-fact unless Debtor is in default. Proceeds of insurance shall be applied, at the option of Secured Party, to repair or replace the Collateral or to reduce any of the Indebtedness.

5.     REPORTS.

        (a)   Debtor shall promptly notify Secured Party of (i) any change in the name of Debtor, (ii) any change in the state of its incorporation, organization or registration, (iii) any relocation of its chief executive offices, (iv) any relocation of any of the Collateral, (v) any of the Collateral being lost, stolen, missing, destroyed, materially damaged or worn out, or (vi) any lien, claim or encumbrance other than Permitted Liens attaching to or being made against any of the Collateral.

        (b)   Debtor will deliver to Secured Party financial statements as follows. If Debtor is a privately held company, then Debtor agrees to provide monthly financial statements, certified by Debtor's president or chief financial officer including a balance sheet, statement of operations and cash flow statement within 30 days of each month end and its complete audited annual financial statements, certified by a recognized firm of certified public accountants, within 120 days of fiscal year end or at such time as Debtor's Board of Directors receives the audit. If Debtor is a publicly held company, then Debtor agrees to provide quarterly unaudited statements and annual audited statements, certified by a recognized firm of certified public accountants, within 10 days after the statements are provided to the Securities and Exchange Commission ("SEC"). All such statements are to be prepared using generally accepted accounting principles ("GAAP") and, if Debtor is a publicly held company, are to be in compliance with SEC requirements. So long as Debtor is filing GAAP financial statements with the

SEC as part of its initial public offering, it shall be deemed to be a publicly held company for purposes hereof.

6.     FURTHER ASSURANCES.

        (a)   Debtor shall, upon request of Secured Party, furnish to Secured Party such further information, execute and deliver to Secured Party such documents and instruments (including, without limitation, Uniform Commercial Code financing statements) and shall do such other acts and things as Secured Party may at any time reasonably request relating to the perfection or protection of the security interest created by this Agreement or for the purpose of carrying out the intent of this Agreement. Without limiting the foregoing, Debtor shall cooperate and do all acts deemed necessary or advisable by Secured Party to continue in Secured Party a perfected first security interest in the Collateral, and shall obtain and furnish to Secured Party any subordinations, releases, landlord waivers, lessor waivers, mortgagee waivers, or control agreements, and similar documents as may be from time to time requested by, and in form and substance satisfactory to, Secured Party.

        (b)   Debtor authorizes Secured Party to file a financing statement and amendments thereto describing the Collateral and containing any other information required by the applicable Uniform Commercial Code. Debtor irrevocably grants to Secured Party the power to sign Debtor's name and generally to act on behalf of Debtor to execute and file applications for title, transfers of title, financing statements, notices of lien and other documents pertaining to any or all of the Collateral; this power is coupled with Secured Party's interest in the Collateral. Debtor shall, if any certificate of title be required or permitted by law for any of the Collateral, obtain and promptly deliver to Secured Party such certificate showing the lien of this Agreement with respect to the Collateral. Debtor ratifies its prior authorization for Secured Party to file financing statements and amendments thereto describing the Collateral and containing any other information required by the Uniform Commercial Code if filed prior to the date hereof.

        (c)   Debtor shall indemnify and defend the Secured Party, its successors and assigns, and their respective directors, officers and employees, from and against all claims, actions and suits (including, without limitation, related attorneys' fees) of any kind whatsoever arising, directly or indirectly, in connection with any of the Collateral.

7.     DEFAULT AND REMEDIES.

        (a)   Debtor shall be in default under this Agreement and each of the other Debt Documents if:

    (i)
    Debtor breaches its obligation to pay when due any installment or other amount due or coming due under any of the Debt Documents and fails to cure the breach within ten (10) days;

    (ii)
    Debtor, without the prior written consent of Secured Party, attempts to or does sell, rent, lease, license, mortgage, grant a security interest in, or otherwise transfer or encumber (except for Permitted Liens) any of the Collateral;

    (iii)
    Debtor breaches any of its insurance obligations under Section 4;

    (iv)
    Debtor breaches any of its other obligations under any of the Debt Documents and fails to cure that breach within thirty (30) days after written notice from Secured Party;

    (v)
    Any warranty, representation or statement made by Debtor in any of the Debt Documents or otherwise in connection with any of the Indebtedness shall be false or misleading in any material respect;

    (vi)
    Any of the Collateral is subjected to attachment, execution, levy, seizure or confiscation in any legal proceeding or otherwise, or if any legal or administrative proceeding is commenced against Debtor or any of the Collateral, which in the good faith judgment of Secured Party subjects any of the Collateral to a material risk of attachment, execution, levy, seizure or confiscation and no bond is posted or protective order obtained to negate such risk;

    (vii)
    Debtor breaches or is in default under any other agreement between Debtor and Secured Party;

    (viii)
    Debtor or any guarantor or other obligor for any of the Indebtedness (collectively "Guarantor") dissolves, terminates its existence, becomes insolvent or ceases to do business as a going concern;

    (ix)
    If Debtor or any Guarantor is a natural person, Debtor or any such Guarantor dies or becomes incompetent;

    (x)
    A receiver is appointed for all or of any part of the property of Debtor or any Guarantor, or Debtor or any Guarantor makes any assignment for the benefit of creditors;

    (xi)
    Debtor or any Guarantor files a petition under any bankruptcy, insolvency or similar law, or any such petition is filed against Debtor or any Guarantor and is not dismissed within forty-five (45) days;

    (xii)
    Debtor's improper filing of an amendment or termination statement relating to a filed financing statement describing the Collateral;

    (xiii)
    There is a material adverse change in the Debtor's financial condition as determined solely by Secured Party;

    (xiv)
    Any Guarantor revokes or attempts to revoke its guaranty of any of the Indebtedness or fails to observe or perform any covenant, condition or agreement to be performed under any guaranty or other related document to which it is a party;

    (xv)
    Debtor defaults under any other material obligation for (A) borrowed money, (B) the deferred purchase price of property or (C) payments due under any lease agreement; or

    (xvi)
    At any time during the term of this Agreement Debtor experiences a change of control such that any person or entity acquires either more than 50% or the voting stock of Debtor or all or substantially all of Debtor's assets, in either case, without Secured Party's prior written consent.

        (b)   If Debtor is in default, the Secured Party, at its option, may declare any or all of the Indebtedness (including the outstanding principal balance plus any accrued default interest and late charges through the date the default is cured) to be immediately due and payable, without demand or notice to Debtor or any Guarantor. The accelerated obligations and liabilities shall bear interest (both before and after any judgment) until paid in full at the lower of eighteen percent (18%) per annum or the maximum rate not prohibited by applicable law.

        (c)   After default, Secured Party shall have all of the rights and remedies of a Secured Party under the Uniform Commercial Code, and under any other applicable law. Without limiting the foregoing, Secured Party shall have the right to (i) notify any account debtor of Debtor or any obligor on any instrument which constitutes part of the Collateral to make payment to the Secured Party, (ii) with or without legal process, enter any premises where the Collateral may be and take possession of and remove the Collateral from the premises or store it on the premises, (iii) sell the Collateral at public or private sale, in whole or in part, and have the right to bid and purchase at said sale, or (iv) lease or otherwise dispose of all or part of the Collateral, applying proceeds from such disposition to the obligations then in default. If requested by Secured Party, Debtor shall promptly assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties. Secured Party may also render any or all of the Collateral unusable at the Debtor's premises and may dispose of such Collateral on such premises without liability for rent or costs. Any notice that Secured Party is required to give to Debtor under the Uniform Commercial Code of the time and place of any public sale or the time after which any private sale or other intended disposition of the Collateral is to be made shall be deemed to constitute reasonable notice if such notice is given to the last known address of Debtor at least five (5) days prior to such action.

        (d)   Proceeds from any sale or lease or other disposition shall be applied: first, to all costs of repossession, storage, and disposition including without limitation attorneys', appraisers', and auctioneers' fees; second, to discharge the obligations then in default; third, to discharge any other Indebtedness of Debtor to Secured Party, whether as obligor, endorser, guarantor, surety or indemnitor; fourth, to expenses incurred in paying or settling liens and claims against the Collateral; and lastly, to Debtor, if there exists any surplus. Debtor shall remain fully liable for any deficiency.

        (e)   Debtor agrees to pay all reasonable attorneys' fees and other costs incurred by Secured Party in connection with the enforcement, assertion, defense or preservation of Secured Party's rights and remedies under this Agreement, or if prohibited by law, such lesser sum as may be permitted. Debtor further agrees that such fees and costs shall constitute Indebtedness.

        (f)    Secured Party's rights and remedies under this Agreement or otherwise arising are cumulative and may be exercised singularly or concurrently. Neither the failure nor any delay on the part of the Secured Party to exercise any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise of that or any other right, power or privilege. SECURED PARTY SHALL NOT BE DEEMED TO HAVE WAIVED ANY OF ITS RIGHTS UNDER THIS AGREEMENT OR UNDER ANY OTHER AGREEMENT, INSTRUMENT OR PAPER SIGNED BY DEBTOR UNLESS SUCH WAIVER IS EXPRESSED IN WRITING AND SIGNED BY SECURED PARTY. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

        (g)   DEBTOR AND SECURED PARTY UNCONDITIONALLY WAIVE THEIR RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE OTHER DEBT DOCUMENTS, ANY OF THE INDEBTEDNESS SECURED HEREBY, ANY DEALINGS BETWEEN DEBTOR AND SECURED PARTY RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN DEBTOR AND SECURED PARTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT. THIS WAIVER IS IRREVOCABLE. THIS WAIVER MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING. THE WAIVER ALSO SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, ANY OTHER DEBT DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

8.     MISCELLANEOUS.

        (a)   This Agreement, any Note and/or any of the other Debt Documents may be assigned, in whole or in part, by Secured Party without notice to Debtor, and Debtor agrees not to assert against any such assignee, or assignee's assigns, any defense, set-off, recoupment claim or counterclaim which Debtor has or may at any time have against Secured Party for any reason whatsoever. Debtor agrees that if Debtor receives written notice of an assignment from Secured Party, Debtor will pay all amounts payable under any assigned Debt Documents to such assignee or as instructed by Secured Party. Debtor also agrees to confirm in writing receipt of the notice of assignment as may be reasonably requested by Secured Party or assignee.

        (b)   All notices to be given in connection with this Agreement shall be in writing, shall be addressed to the parties at their respective addresses set forth in this Agreement (unless and until a different address may be specified in a written notice to the other party), and shall be deemed given (i) on the date of receipt if delivered in hand or by facsimile transmission, (ii) on the next business day after being sent by express mail, and (iii) on the fourth business day after being sent by regular, registered or certified mail. As used herein, the term "business day" shall mean and include any day other than Saturdays, Sundays, or other days on which commercial banks in New York, New York are required or authorized to be closed.

        (c)   Secured Party may correct patent errors and fill in all blanks in this Agreement or in any Collateral Schedule consistent with the agreement of the parties.

        (d)   Time is of the essence of this Agreement. This Agreement shall be binding, jointly and severally, upon all parties described as the "Debtor" and their respective heirs, executors, representatives, successors and assigns, and shall inure to the benefit of Secured Party, its successors and assigns.

        (e)   This Agreement and its Collateral Schedules constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior understandings (whether written, verbal or implied) with respect to such subject matter. THIS AGREEMENT AND ITS COLLATERAL SCHEDULES SHALL NOT BE CHANGED OR TERMINATED ORALLY OR BY COURSE OF CONDUCT, BUT ONLY BY A WRITING SIGNED BY BOTH PARTIES. Section headings contained in this Agreement have been included for convenience only, and shall not affect the construction or interpretation of this Agreement.

        (f)    This Agreement shall continue in full force and effect until all of the Indebtedness has been indefeasibly paid in full to Secured Party or its assignee. The surrender, upon payment or otherwise, of any Note or any of the other documents evidencing any of the Indebtedness shall not affect the right of Secured Party to retain the Collateral for such other Indebtedness as may then exist or as it may be reasonably contemplated will exist in the future. This Agreement shall automatically be reinstated if Secured Party is ever required to return or restore the payment of all or any portion of the Indebtedness (all as though such payment had never been made).

        (g)   Debtor authorizes Secured Party to use its name, logo and/or trademark without notice to or consent by Debtor, in connection with certain promotional materials that Secured Party may disseminate to the public. The promotional materials may include, but are not limited to, brochures, video tape, internet website, press releases, advertising in newspaper and/or other periodicals, lucites, and any other materials relating the fact that Secured Party has a financing relationship with Debtor and such materials may be developed, disseminated and used without Debtor's review. Nothing herein obligates Secured Party to use Debtor's name, logo and/or trademark, in any promotional materials of Secured Party.

        (h)   THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CONNECTICUT (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE COLLATERAL.

        IN WITNESS WHEREOF, Debtor and Secured Party, intending to be legally bound hereby, have duly executed this Agreement in one or more counterparts, each of which shall be deemed to be an original, as of the day and year first aforesaid.

SECURED PARTY:	DEBTOR:

General Electric Capital Corporation	Amphastar Pharmaceuticals, Inc.

By:	By:	/s/ DAVID NASSIF

Name:	Name:	David Nassif

Title:	Title:	CFO

AMPHASTAR PHARMACEUTICALS, INC.
CERTIFIED COPY OF RESOLUTIONS OF THE BOARD OF DIRECTORS

        The undersigned hereby certifies: (i) that he is the Secretary of Amphastar Pharmaceuticals, Inc., a Delaware corporation; (ii) that the following is a true, accurate and complete transcript of resolutions duly adopted at a meeting of the Board of Directors of said Corporation duly held on the 2nd day of June, 2005, at which a quorum was present, and that the proceedings were in accordance with the Articles and by-laws of said Corporation; and (iii) that said resolutions have not been amended or revoked, and are in full force and effect:

        RESOLVED, that each of the officers of this Corporation, whose name appears below, or the duly elected or appointed successor in office of any or all of them, be and hereby is authorized and empowered in the name and on behalf of this Corporation to borrow from General Electric Capital Corporation or its successors and assigns (hereinafter referred to as "Secured Party") from time to time, such sum or sums of money as in the judgment of such officer or officers the Corporation may require and to execute on behalf of the Corporation and to deliver to Secured Party in the form required by Secured Party a promissory note or notes of this Corporation evidencing the amount or amounts borrowed or any renewals and/or extensions thereof, such note or notes to bear such rate of interest and be payable in such installments and on such terms and conditions as such officer may agree to by his signature thereon.

        FURTHER RESOLVED, that any of the aforesaid officers, or his duly elected or appointed successor in office, be and hereby is authorized and empowered to do any acts, including, but not limited to, the mortgage, pledge, or hypothecation from time to time with Secured Party of any or all the assets of this Corporation to secure such loan or loans and any other indebtedness or obligations, now existing or hereafter arising, of this Corporation to Secured Party, and to execute in the name of and on behalf of this Corporation, any chattel mortgages, notes, security agreements, financing statements, renewal, extension or consolidation agreements, and any other instruments or agreements deemed necessary or proper by Secured Party in respect of the collateral securing any indebtedness of this Corporation, and to affix the seal of this Corporation to any mortgage, pledge, or other such instrument if so required or requested by Secured Party.

        FURTHER RESOLVED, that each said officer of this Corporation is hereby authorized to do and perform all other acts and deeds that may be requisite or necessary to carry fully into effect the foregoing resolutions.

        FURTHER RESOLVED, that the officers referred to in the foregoing resolutions, their names and signatures are as follows:

NAME	TITLE	SIGNATURE
Jack Zhang	President and Chief Executive Officer	/s/ JACK ZHANG

David Nassif	Chief Financial Officer	/s/ DAVID NASSIF

        FURTHER RESOLVED, that Secured Party is authorized to rely upon the aforesaid resolutions until receipt by it of written notice of any change, which changes of whatever nature shall not be effective as to Secured Party to the extent that it has theretofore relied upon the aforesaid resolutions in the above form."

        IN WITNESS WHEREOF, I have set my hand this 29th day of July, 2005.

Pete Langosh, Secretary

FINANCIAL COVENANTS
ADDENDUM NO. 001
TO MASTER SECURITY AGREEMENT
DATED AS OF AUGUST 1, 2005

THIS ADDENDUM NO. 001 (this "Addendum No. 001 ") is made as of the 1st day of August, 2005 amends and supplements the above referenced agreement (the "Agreement"), between General Electric Capital Corporation(together with its successors and assigns, if any, "Secured Party") and Amphastar Pharmaceuticals, Inc.("Debtor") and is hereby incorporated into the Agreement as though fully set forth therein. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Lease.

The Agreement is hereby amended by adding the following:

        FINANCIAL COVENANTS.

        (a)   Debtor shall, at all times during the term of the Agreement, comply with the following:

Debtor must maintain a Debt Service Coverage Ratio of at least 1.4:1 during the term of the Agreement.

"Debt Service Coverage Ratio" shall be computed using the following formula:

  EBITDA (defined as Q1 '05 × 4, Q2 '05 × 2, Q3 '05 and thereafter on a rolling 12 month basis)—Unfunded Capex (excluding the first $6,000,000 and the unfunded calculation only applies to unfunded payments expected to be made in the next 12 months)—Less Dividends] divided by [principal and interest payments on indebtedness for borrowed money due in the next twelve months]

        (b)   COMPLIANCE REPORTS. Debtor's Authorized Representative shall certify periodically that Debtor is in compliance with the requirements of subsection (a) above. Such notification and certification shall be provided within thirty (30) days after the end of each fiscal quarter (the "Compliance Date"), reflecting such information as of the end of such fiscal quarter. If Debtor fails timely to provide such notification and compliance certificates, within fifteen (15) days after the Compliance Date, such failure shall be deemed a default under the Agreement if not cured within two (2) business days after notice from Secured Party. The reports required under this section are in addition to and not a substitute for the reports required under the REPORTS Section of the Agreement.

Except as expressly modified hereby, all terms and provisions of the Agreement shall remain in full force and effect. This Addendum No.001 is not binding or effective with respect to the Agreement until executed on behalf of Secured Party and Debtor by authorized representatives of Secured Party and Debtor.

IN WITNESS WHEREOF, Debtor and Secured Party have caused this Addendum No. 001 to be executed by their duly authorized representatives as of the date first above written.

SECURED PARTY:	DEBTOR:

General Electric Capital Corporation	Amphastar Pharmaceuticals, Inc.

By:	By:	/s/ DAVID NASSIF

Name:	Name:	David Nassif

Title:	Title:	CFO

Attest

By:

Name:

August 1, 2005

General Electric Capital Corporation
83 Wooster Heights Road
Danbury, CT 06810
Atten: Senior Risk Manager

Re:
Promissory Note 4164288-001 under the Master Security Agreement dated as of August 1, 2005 between General Electric Capital Corporation ("GE") and Amphastar Pharmaceuticals, Inc. ("Amphastar") (the "Note")

Dear Sir or Madam:

As a condition for GE to advance approximately $5,000,000.00 to Amphastar under the Note, Amphastar agrees to provide GE with the following outstanding items within fifteen business days from funding.

  •
  Copies of the final invoice, delivery and acceptance, proof of payment and Serial Number for the 1 Bruker Biospin Corporation 300 High Performance Digital NMR Spectrometer Magnet/Shim System with attachments listed in the Exhibit A as System #2.

EACH PARTY WAIVES ALL RIGHT TO A JURY TRIAL IN ANY PROCEEDING RELATING TO THIS AGREEMENT OR THE EQUIPMENT ASSOCIATED THERETO.

Very truly yours,

By:
Title:
Date:

Side Letter

(FPFR 4164288-001)	*LOAN5404*

PROMISSORY NOTE

(Date)

FOR VALUE RECEIVED, Amphastar Pharmaceuticals, Inc. a corporation located at the address stated below ("Maker") promises, jointly and severally if more than one, to pay to the order of General Electric Capital Corporation or any subsequent holder hereof (each, a "Payee") at its office located at 83 Wooster Heights Road, Danbury, CT 06810 or at such other place as Payee or the holder hereof may designate, the principal sum of Five Million and 00/100 Dollars ($5,000,000), with interest on the unpaid principal balance, from the date hereof through and including dates of payment, at a floating per annum interest rate ("Contract Rate") as hereinafter calculated.

The Contract Rate shall be equal to the sum of (i) Five and Fifty-Two Hundredths percent (5.52%) per annum plus (ii) a variable per annum interest rate ("Current LIBOR"), which shall be equal to the rate listed for three month London Interbank Offered Rate ("LIBOR"), which is published in the "Money Rates" column of the Wall Street Journal, Eastern Edition (or, in the event such rate is not so published, in such other nationally recognized publication as Payee may specify) on the first Business Day of the calendar month (notwithstanding any statement in such publication as to the effective date of any published rate). As used herein, the term "Business Day" shall mean and include any calendar day other than a day on which all commercial banks in the City of New York, New York are required or authorized to be closed.

Subject to the other provisions hereof, the principal and interest on this Note is payable in lawful money of the United States in Forty Eight (48) consecutive monthly installments as follows:

Periodic Installment	Amount
Forty-Eight (48) @	$124,948.19

each ("Periodic Installment") and a final installment which shall be in the amount of the total outstanding unpaid principal and interest. The first Periodic Installment shall be due and payable on                         and the following Periodic Installments shall be due and payable on the same day of each succeeding period (each, a "Payment Date"). All payments shall be applied first to interest and then to principal. The acceptance by Payee of any payment which is less than payment in full of all amounts due and owing at such time shall not constitute a waiver of Payee's right to receive payment in full at such time or at any prior or subsequent time. Interest shall be calculated on the basis of a 360 day year (361 day leap year) and will be charged at the Contract Rate for each calendar day on which any principal is outstanding.

The amount and number of the Periodic Installments will not change with fluctuations in the Contract Rate. Any increase in the Contract Rate shall be reflected by a corresponding decrease in the portion of the Periodic Installment credited to the remaining unpaid principal balance. Any decrease in the Contract Rate shall be reflected as a corresponding increase in the portion of the Periodic Installment credited to the remaining unpaid principal balance. Notwithstanding the foregoing, at the end of each three (3) month period commencing with the first Payment Date hereof, Maker agrees to pay to Payee forthwith an additional sum ("Quarterly Payment") sufficient to amortize the unpaid principal over the balance of the original term hereof at the Contract Rate applicable for the first Periodic Installment.

If, and for so long as, the amount of interest due exceeds the amount of the Periodic Installment, Maker agrees to pay forthwith, in addition to (i) any Periodic Installment then due and (ii) any Quarterly Payment, the amount by which said interest exceeds the Periodic Installment. In the event interest only is required to be paid during any period, the interest for such period shall be due and payable monthly as it accrues and shall be calculated on the unpaid principal balance existing at the commencement of such period.

The Contract Rate shall be subject to a quarterly adjustment (up or down) in accordance with the pricing grid set forth below, effective upon delivery of audited annual financial statements and internally generated quarterly financial statements:

Debt Service Coverage Ratio As defined below	Contract Rate
>1:40: 1 but < 1.75:1	LIBOR + 5.52%
>1:75: 1 but < 2.00:1	LIBOR + 5.02%
>2.00: 1 but < 2.25:1	LIBOR + 4.52%
>2.25: 1 but < 2.50:1	LIBOR + 4.02%
>2.50: 1	LIBOR + 3.50%

Downward adjustments will only take effect (and only remain effective) provided no default has occurred and is continuing.

"Debt Service Coverage Ratio" shall be computed using the following formula:

EBITDA (defined as Q1 '05 × 4, Q2 '05 × 2, Q3 '05 and thereafter on a rolling 12 month basis)—Unfunded Capex (excluding the first $6,000,000 and the unfunded calculation only applies to unfunded payments expected to be made in the next 12 months)—Less Dividends] divided by [principal and interest payments on indebtedness for borrowed money due in the next twelve months]

The Maker hereby expressly authorizes the Payee to insert the date value is actually given in the blank space on the face hereof and on all related documents pertaining hereto.

This Note may be secured by a security agreement, chattel mortgage, pledge agreement or like instrument (each of which is hereinafter called a "Security Agreement").

Time is of the essence hereof. If any installment or any other sum due under this Note or any Security Agreement is not received within ten (10) days after its due date, the Maker agrees to pay, in addition to the amount of each such installment or other sum, a late payment charge of five percent (5%) of the amount of said installment or other sum, but not exceeding any lawful maximum. If (i) Maker fails to make payment of any amount due hereunder within ten (10) days after the same becomes due and payable; or (ii) Maker is in default under, or fails to perform under any term or condition contained in any Security Agreement, then the entire principal sum remaining unpaid, together with all accrued interest thereon and any other sum payable under this Note or any Security Agreement, at the election of Payee, shall immediately become due and payable, with interest thereon at the lesser of eighteen percent (18%) per annum or the highest rate not prohibited by applicable law from the date of such accelerated maturity until paid (both before and after any judgment).

The Maker may prepay in full, but not in part, its entire indebtedness hereunder upon payment of the entire indebtedness plus an additional sum as a premium equal to the sum of:

        (a)   the following percentages of the remaining principal balance for the indicated period:
Prior to the first annual anniversary date of this Note: Not Allowed Thereafter and prior to the second annual anniversary date of this Note: Five percent (5%) Thereafter and prior to the third annual anniversary date of this Note: Four and One Half percent (4.5%) Thereafter and prior to the fourth annual anniversary date of this Note: Four percent (4%) and zero percent (0%) thereafter, plus all other sums due hereunder or under any Security Agreement.

It is the intention of the parties hereto to comply with the applicable usury laws; accordingly, it is agreed that, notwithstanding any provision to the contrary in this Note or any Security Agreement, in no event shall this Note or any Security Agreement require the payment or permit the collection of interest in excess of the maximum amount permitted by applicable law. If any such excess interest is contracted for, charged or received under this Note or any Security Agreement, or if all of the principal balance shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received under this Note or any Security Agreement on the principal balance shall exceed the maximum amount of interest permitted by applicable law, then in such event (a) the provisions of this paragraph shall govern and control, (b) neither Maker nor any other person or entity now or hereafter liable for the payment hereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by applicable law, (c) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal balance or refunded to Maker, at the option of the Payee, and (d) the effective rate of interest shall be automatically reduced to the maximum lawful contract rate allowed under applicable law as now or hereafter construed by the courts having jurisdiction thereof. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under this Note or any Security Agreement which are made for the purpose of determining whether such rate exceeds the maximum lawful contract rate, shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the indebtedness evidenced hereby, all interest at any time contracted for, charged or received from Maker or otherwise by Payee in connection with such indebtedness; provided, however, that if any applicable state law is amended or the law of the United States of America preempts any applicable state law, so that it becomes lawful for the Payee to receive a greater interest per annum rate than is presently allowed, the Maker agrees that, on the effective date of such amendment or preemption, as the case may be, the lawful maximum hereunder shall be increased to the maximum interest per annum rate allowed by the amended state law or the law of the United States of America.

The Maker and all sureties, endorsers, guarantors or any others (each such person, other than the Maker, an "Obligor") who may at any time become liable for the payment hereof jointly and severally consent hereby to any and all extensions of time, renewals, waivers or modifications of, and all substitutions or releases of, security or of any party primarily or secondarily liable on this Note or any Security Agreement or any term and provision of either, which may be made, granted or consented to by Payee, and agree that suit may be brought and maintained against anyone or more of them, at the election of Payee without joinder of any other as a party thereto, and that Payee shall not be required first to foreclose, proceed against, or exhaust any security hereof in order to enforce payment of this Note. The Maker and each Obligor hereby waives presentment, demand for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, and all other notices in connection herewith, as well as filing of suit (if permitted by law) and diligence in collecting this Note or enforcing any of the security hereof, and agrees to pay (if permitted by law) all expenses incurred in collection, including Payee's actual attorneys' fees. Maker and each Obligor agrees that fees not in excess of twenty percent (20%) of the amount then due shall be deemed reasonable.

THE MAKER HEREBY UNCONDITIONALLY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS NOTE, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS BETWEEN MAKER AND PAYEE RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN MAKER AND PAYEE. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT (INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.) THIS WAIVER IS IRREVOCABLE MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS NOTE, ANY RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. IN THE EVENT OF LITIGATION, THIS NOTE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

This Note and any Security Agreement constitute the entire agreement of the Maker and Payee with respect to the subject matter hereof and supercedes all prior understandings, agreements and representations, express or implied.

No variation or modification of this Note, or any waiver of any of its provisions or conditions, shall be valid unless in writing and signed by an authorized representative of Maker and Payee. Any such waiver, consent, modification or change shall be effective only in the specific instance and for the specific purpose given.

Any provision in this Note or any Security Agreement which is in conflict with any statue, law or applicable rule shall be deemed omitted, modified or altered to conform thereto.

/s/ JACKLIN GUERRO (Witness)	By:	/s/ DAVID NASSIF

Jacklin Guerrero (Print Name)	Name:	David Nassif

11570 6th Street, Rancho Cucamonga, CA 91730 (Address)	Title:	CFO

Federal Tax ID:	33-0702205

Address:	11570 6th Street, Rancho Cucamonga, CA 91730

(3/91)4164228001	*LOAN3009*

COLLATERAL SCHEDULE NO. 001

THIS COLLATERAL SCHEDULE NO. 001 is annexed to and made a part of that certain Master Security Agreement dated as of August 1, 2005 between General Electric Capital Corporation, together with its successors and assigns, if any, as Secured Party and Amphastar Pharmaceuticals Inc. as Debtor and describes collateral in which Debtor has granted Secured Party a security interest in connection with the Indebtedness (as defined in the Security Agreement) including without limitation that certain Promissory Note dated                         in the original principal amount of $5,000,000.00.

Quantity	Manufacturer	Serial Number	Year/Model and Type of Equipment

SEE EXHIBIT A ATTACHED HERETO AND MADE A PART HEREOF

and including all additions, attachments, accessories and accessions thereto, and any and all substitutions, replacements or exchanges therefor, and all insurance and/or other proceeds thereof.

SECURED PARTY:		DEBTOR:

General Electric Capital Corporation		Amphastar Pharmaceuticals, Inc.

By:		By:	/s/ DAVID NASSIF

Name:	John Edel	Name:	David Nassif

Title:	Senior Vice President	Title:	CFO

Date:		Date:	August 1, 2005

3007(3/91)4164228001	**LOAN3007**

        Date August 1, 2005

General Electric Capital Corporation
83 Wooster Heights Road
Danbury, CT 06810

Gentlemen:

        You are hereby irrevocably authorized and directed to deliver and apply the proceeds of your loan to the undersigned evidenced by that Note dated                        and secured by that Security Agreement or Chattel Mortgage dated August 1, 2005, as follows:

Amphastar Pharmaceuticals, Inc.	$4,431,699.99
Ulmann Pac-Systems GMBH & Co.	$275,931.61
Bausch & Stroebel	$292,368.40

        This authorization and direction is given pursuant to the same authority authorizing the above-mentioned borrowing.

Very truly yours,

Amphastar Pharmaceuticals, Inc.

By:	/s/ DAVID NASSIF
Name:	David Nassif
Title:	CFO

(R020403) 4164228001	*LOAN3006*

ANNEX A
TO
COLLATERAL SCHEDULE NO. 001
TO MASTER SECURITY AGREEMENT
DATED AS OF AUGUST 1, 2005
CERTIFICATE OF DELIVERY/INSTALLATION

To:    General Electric Capital Corporation (together with its successors and assigns, if any, "Secured Party")

        Pursuant to the provisions of the above Collateral Schedule to the above Master Security Agreement and the related Promissory Note (collectively, the "Loan"), the undersigned ("Debtor") hereby certifies and warrants that (a) all Equipment listed below has been delivered and installed (if applicable); (b) the Debtor has inspected the Equipment, and all such testing as it deems necessary has been performed by Debtor, Supplier or the manufacturer; (c) Debtor has found all such Equipment to be satisfactory and meets all applicable specifications and is fully operational for its intended use; and (d) the Equipment was first delivered to Debtor on                        and copies of the Bill(s) of Lading or other documentation acceptable to Secured Party which show the date of delivery are attached hereto.

Number Of Units	Manufacturer	Serial Numbers	Model and Type of Equipment

SEE EXHIBIT A ATTACHED HERETO AND MADE A PART HEREOF

Amphastar Pharmaceuticals, Inc.

By:	/s/ DAVID NASSIF
Name:	David Nassif
Title:	CFO
Date:	August 1, 2005

EXHIBIT
ACCOUNT # 4164228-001

Company Name:	Amphastar Pharmaceuticals Inc.	DEPRECIATION DATE	6/30/2005
Equipment Location:	11570 6th Street, Rancho Cucamonga CA 91730
Inv. Item	Supplier	Invoice #	Inv Date	Description	QTY	Serial #	Customer's Internal Tag # (if applicable)	Amt. Financed (US Dollar)	Ck #	Proof of payment?	Ck Amt	Equip Code	Comments
1	BRUKER BIOSPIN	1190008364	02/15/05	60% PAYMENT FOR ADVANCE 600 HIGH PERFORMANCE DIGITAL NMR SPECTROMETER MAGNET/SHIM SYSTEM WITH ATTACHMENTS	1	ID# BH043704, BH043804		$150,000.00	27549	YES	$150,000.00	LAB
		1190008364 REV 1	02/15/05	FINAL 40% PAYMENT FOR ADVANCE 600 HIGH PERFORMANCE DIGITAL NMR SPECTROMETER MAGNET/SHIM SYSTEM WITH ATTACHMENTS				$445,680.60	29403	YES	$491,845.80	LAB
				SYSTEM #2				$277,505.41				LAB
								$873,186.01
2	UHLMANN	930001316	11/25/03	DOWN PAYMENT FOR UHLMANN THERMOFORMING MACHINE UPS 4 ETX				$2,595,682.62	WIRE	YES	$1,146,942.46	LAB
		930002503	02/16/05	FINAL PAYMENT				$56,822.76	WIRE	YES	$1,505,562.92	SOFT
				CONVERSION PAYMENT				$275,931.61	GE TO PAY	YES	$275,931.61	LAB
								$2,928,436.99
3	BAUSCH & STROEBEL	03-2319	10/29/03	SYRINGE PROCESSING LINE	1			$1,109,241.00	WIRE	YES	$906,364.60	LAB
		03-2319	03/24/05	SYRINGE PROCESSING LINE	1			$89,136.00	GE TO PAY	YES	$292,012.40	LAB
								$1,198,377.00
FUNDING TOTAL								$5,000,000.00

Equipment Code List
LAB = Lab Equipment
COMP = Computer Hardware
OFC = Furniture, Telephone, Fax, Etc.
SOFT = Computer Software, Tooling/Molds, Tax, Freight, Extended Warranties, Service Contracts, Tenant Improvements, Etc.

Equip. Code	Total (Cat.)	% of Total
LAB	$4,943,177.24	98.86%
COMP	$0.00	0.00%
OFC	$0.00	0.00%
SOFT	$56,822.76	1.14%
Total	$5,000,000.00	100.00%

Amphastar Pharmaceuticals Inc.

By:
Name:
Title:

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